EXHIBIT 10.13

AMENDMENT NO. 3 TO SALE AND PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 to the Sale and Purchase Agreement (this “Third Amendment”), dated as of November 1, 2011, is between BOSTON SCIENTIFIC CORPORATION (“BSC”) and STRYKER CORPORATION (the “Purchaser”). All capitalized terms used herein without definition shall have the meaning assigned thereto in the Agreement (as hereinafter defined), and, except as otherwise provided below, references herein to a specific Section or Schedule will refer, respectively, to the corresponding Section or Schedule of the Agreement.

WHEREAS, BSC and the Purchaser have entered into that certain Sale and Purchase Agreement, dated as of October 28, 2010, as amended by the first amendment to the Sale and Purchase Agreement dated as of January 3, 2011 (the “First Amendment”) and as amended by the second amendment to the Sale and Purchase Agreement dated as of July 1, 2011 (the “Second Amendment”) (together with all schedules thereto and the Disclosure Schedule, the “Agreement”); and

WHEREAS, BSC and the Purchaser desire to amend the Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants in the Agreement and hereinafter set forth, and intending to be legally bound hereby, BSC and the Purchaser hereby agree as follows:

1.	Amendment to Schedule 2.08(a). Schedule 2.08(a) is hereby amended by deleting item 5.

2.	Amendment to Section 2.08(c). Section 2.08(c) is hereby amended to remove the form of OUS Transfer Agreement for the Czech Republic from Exhibit 2.08(c).

3.	Amendment to Section 2.09. Section 2.09 is hereby amended by adding the word “Czech Republic,” before the words “Hungary, the Philippines, Taiwan and Thailand”.

4.
Amendments to Section 6.01 of the Disclosure Schedules. Section 6.01 of the Disclosure Schedule is hereby amended to (a) remove the name of Robert Svitanic and Michal Ruzek from the list of Deferred Closing Transfer Employees set forth on Exhibit I to the First Amendment and (b) include the name of Robert Svitanic and Michal Ruzek to the list of Delayed Transfer Employees set forth on Exhibit H to the First Amendment.

5.	Other Amendments. The list of Exhibits to the Agreement will be updated to reflect the amendments set forth in this Third Amendment.

6.
No Modification. On and after the effective date of this Third Amendment each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Third Amendment. The Agreement, as amended by this Third Amendment, is and shall continue to be in full force and effect in accordance with its terms, and except as expressly set forth in this Third Amendment no other amendment or modification to the Agreement is agreed to or implied.

7.
Governing Law; Submission to Jurisdiction. This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to choice or conflict of law principles that would result in the application of any laws other than the laws of the State of Delaware. All Actions arising out of or relating to this Third Amendment shall be resolved in accordance with Sections 10.12 and 10.13 of the Agreement, which are incorporated by reference herein as though fully set forth herein.

8.
Counterparts. This Third Amendment may be executed and delivered (including by facsimile or pdf transmission) in one or more counterparts, and by each party hereto in separate counterparts, each of which when executed shall be deemed an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each of BSC and the Purchaser has caused this Third Amendment to be executed as of the date first written above by its respective officers thereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION
By: ___/s/ Vance Brown______________
Name:     Vance Brown
Title:     Vice President and Chief Corporate Counsel

STRYKER CORPORATION
By: __/s/ Jeanne M. Blondia__________
Name:    Jeanne M. Blondia
Title:    Vice President and Treasurer